Exhibit 10.1

STANDARD MICROSYSTEMS CORPORATION
2006 DIRECTORS STOCK APPRECIATION RIGHTS PLAN
(As Amended and Restated on June 1, 2009)

1.
Purpose.  The purpose of this 2006 Directors Stock Appreciation Rights Plan (the “Plan” or the “SAR Plan”) of Standard Microsystems Corporation (the “Company” or “SMSC”), is to link the compensation of outside directors of the Company, whose services are considered essential to the Company’s continued progress, to the performance of SMSC stock, and to also provide them with a further incentive to continue to serve as directors of the Company.  The Plan is also intended to assist the Company through utilization of the incentives provided by the Plan to attract and retain experienced and qualified candidates to fill vacancies in the Board that may occur in the future.

2.           Administration

a.
The Plan will be administered by the Board of Directors (the “Board”) of the Company.  The Board may delegate all or a portion of the administrative responsibilities for the SAR Plan to the Compensation Committee of the Board. Subject to the express provisions of the Plan, the Board will have complete authority to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to it; to determine the terms and provisions of the respective Stock Appreciation Rights (“SAR”) Agreements (which need not be identical); and to make all other determinations necessary or advisable for the administration of the Plan.  The Board’s determinations on the matters referred to in this Section 2 will be conclusive and binding on all parties.

b.
No member of the Board, or any employee of the Company authorized to administer the Plan, shall be liable for any action or determination made in good faith with respect to this Plan or any SAR Grant. To the full extent permitted by law, the Company shall indemnify and hold harmless each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person, or such person's testator or intestate, is or was a member of the Board, or an authorized employee.

3.
Participation in the Plan.  Each person who is now or shall become a director of the Company and who is not, while serving as director, an employee of the Company or any Subsidiary of the Company, shall be eligible to participate in the Plan (an “Eligible Director”, hereinafter also referred to as a “Grantee”).  A director of the Company shall not be deemed to be an employee of the Company solely by reason of the existence of a consulting contract between such director and the Company or any Subsidiary thereof pursuant to which the director agrees to provide consulting services as an independent consultant to the Company or its Subsidiaries on a regular or occasional basis for a stated consideration.

4.
SAR Shares Subject to the Plan.  Subject to the provisions of Section 10 hereof, this Plan has 400,000 “hypothetical” shares (the “Shares”) of $.10 par value common stock of SMSC (the “Common Stock”) available for the granting of SARs under the Plan.  The Plan does not permit any payments for a SAR Grant to be made in the Common Stock of SMSC.

If any SARs are not granted under the Plan in whole or in part, such as if an Eligible Director should cease to be a Board member before any SAR becomes vested, “hypothetical” Shares that could have been granted or do not vest shall remain available for the granting of new SARs under the Plan.

5.	General Terms and Conditions of SAR Grants

a.
Form of SARs.  Each SAR granted under this Plan shall be evidenced by a written SAR Agreement in such form as the Board shall from time to time approve, which SAR Agreement shall set forth the applicable date of grant (the “Grant Date”) and shall comply with and be subject to the terms and conditions set forth in the Plan.

b.
Initial SARs.  .  Any Eligible Director first elected or appointed after June 1, 2009 shall automatically be granted 28,000 Initial SARs.  All Initial SARs shall be subject to the Vesting Schedule contained in Section 5(f) below.

c.
Current Service SARs.  In addition to Initial SARs, each Eligible Director shall be automatically granted SARs equal to 3,500 shares (“Current SAR Grant”) on a quarterly basis beginning after one year of incumbency for each Eligible Director who was first elected or appointed after June 1, 2009 and after three years of incumbency for all Eligible Directors first elected or appointed prior to June 1, 2009.  All shares granted pursuant to a Current SAR Grant shall be fully vested upon the first anniversary of each Grant Date.  Current Service SARs shall be granted on each January 15, April 15, July 15, and October 15 (or, if any such day shall not be a business day, then on the next succeeding business day).

d.	SAR Grant Value. All SARs granted hereunder shall have a “Grant Value” equal to the “Fair Market Value” of a share of Common Stock on the Grant Date, as defined in Section 13(f).

e.
SARs Nontransferable.  Each SAR granted under the Plan by its terms shall not be transferable by the Grantee otherwise than by will, or by the laws of descent and distribution.  No SAR or interest therein may be transferred, assigned, pledged, or hypothecated by the Grantee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment, or similar process.

f.
Vesting of SARs.  For all Initial SARS granted after June 1, 2009, one-half (1/2) of the number of Initial SARs granted shall vest on the first anniversary of the date of grant, and the remaining one half (1/2) shall vest on the second anniversary of the date of grant. In the event of death, Disability or any termination from the Board, the Board shall have the discretion to accelerate the vesting of any Initial or Current Service SARs.

g.	Exercise of SARs. Any SAR, once vested, can be exercised within the complete discretion of the Grantee at any point in time prior to the expiration of any SAR.

All SAR Grants shall be exercised only in accordance with the Company’s current Trading Policy.

h.
Payments Upon Exercise.  Upon the exercise of a SAR, a Grantee shall be entitled to receive an amount in cash equal to the excess of the fair market value of one share over the Grant Value per share specified in the related SAR Grant, multiplied by the number of shares in respect of which the SAR Grant is exercised. Full or fractional shares may be exercised.  Payment will be made within ten (10) business days of any exercise.

i.
Termination of Grantee’s Directorship.  If a Grantee's directorship with the Company is terminated for any reason, other than by reason of death or Disability (as described in Subsections (j) and (k) below) prior to exercise, any vested SARs shall remain exercisable for a period equal to the lesser of three (3) years from the date of the termination of a Grantee’s Directorship or the outstanding exercise period for any SAR.

j.
Death of Grantee.  If a Grantee’s directorship is terminated by reason of his death prior to the exercise of his SAR Grant, or if a Grantee whose directorship is terminated as a result of a Disability (as described in Subsection (k) below) shall die following the Grantee's termination of being a director, but prior to exercise of any vested SAR Grant, such SAR Grant shall be exercisable by the Grantee's Beneficiary to the extent of the number of SARs in which the Grantee was vested for a period equal to the lesser of three (3) years from the date of the termination of a Grantee’s Directorship or the outstanding exercise period for any SAR.

k.
Disability of Grantee.  If a Grantee shall become Disabled during the Grantee's directorship with the Company and the Grantee's directorship with the Company is terminated as a consequence of such Disability, or if a Grantee whose directorship is terminated shall become Disabled following the Grantee’s termination of being a Director, but prior to the exercise of any vested SAR Grant, any SAR Grant shall be exercisable by the Grantee or the Grantee’s personal representative for a period equal to the lesser of three (3) years from the date of the termination of a Grantee’s Directorship or the outstanding exercise period for any SAR.

l.
Delivery of Notice and Execution of SAR Grant Agreement.  Upon the determination to issue a SAR Award, the Company shall promptly issue a notice representing the Shares subject to the SAR Grant to the Grantee.  Each Grantee shall enter into, and be bound by the terms of, a SAR Grant Agreement which shall include or incorporate by reference the terms of the Plan and which shall contain such other terms, conditions and restrictions not inconsistent with the Plan as the Board shall determine.

m.
Tax Withholding.  The obligation of the Company to make payment upon any Payment Date of an SAR Grant shall be subject to all applicable Federal, state and local tax withholding requirements.  A Grantee shall be responsible for any portion of the Grantee’s tax liabilities associated with the exercise of any SAR Grants.

n.
Next Business Day Rule.  To the extent that any SAR is granted on a day that is not a business day in which the NASDAQ is open, the Grant Date of any SAR shall be the next business day upon which the NASDAQ is open.

6.
No Right to Continue as a Director.  Neither the Plan, the execution of any SAR Grant Agreement, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

7.
No Stockholder’s Rights for Grantees.  A Grantee shall have no rights as a stockholder with respect to any Shares covered by SAR Grant, and no adjustments shall be made for any dividends paid before or after the exercise of any SAR.

8.	No Right to Vote. A Grantee shall have no right to vote any Shares as a result of the granting of any SAR.

9.	No Right to Dividends. A Grantee shall have no right to dividends as a result of the granting of any SARs.

10.
Adjustments.  The number of Shares representing the number of SARs which may be issued under the Plan, as stated in Section 4 hereof, as well as the Grant Value per share under such outstanding SAR Awards, and the amount to be paid upon the Payment Date of any SAR, shall be suitably adjusted by the Board to reflect any stock dividend, stock split, shares combination, or similar change in the capitalization of the Company.  The Board shall use its reasonable judgment in determining a suitable adjustment.

In the event the Company is liquidated or a corporate transaction described in Section 424(a) of the Code and the Treasury Regulations issued thereunder occurs (as, for example, a merger, consolidation, acquisition of property or stock, separation or reorganization), each outstanding SAR Grant shall be assumed by the surviving or successor corporation if any.

11.
Change in Control.  Notwithstanding any provisions to the contrary, in the event of a Change in Control, the Board may, within its discretion, within a period of twelve (12) months after such Change in Control, determine that each SAR Grant outstanding hereunder shall terminate within thirty (30) days after notice to the Grantees, and such Grantees shall receive, with respect to each SAR Grant, an amount equal to the excess of the Fair Market Value of such SAR Grant over the Grant Value, as determined under Section 5(d), to the extent such action is consistent with Section 409A of the Code, and any guidance issued thereunder.  Such amount shall be payable in cash.

12.
Amendment or Discontinuance of the Plan.  The Board may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that, without approval of the Grantees, no revision or amendment shall change the rights under any granted or vested SARs.

13.	Definition. For purposes of the Plan the words and phrases used herein shall have the following meanings:

a.
“Beneficiary” shall mean a Grantee’s spouse, if married, or the Grantee’s estate, if no spouse exists as of any applicable Payment Date.  A Grantee may, however, designate other individuals or entities as a Beneficiary for any payment, in accordance with procedures established by the Board.

b.           “Board” means the Board of Directors of SMSC.

c.
“Change in Control” shall mean: (i) the acquisition of ownership of stock of the Company, by any person (including, without limitation, a corporation, trust, partnership, joint venture, limited liability company (a "Person") or by any group of Persons), whether directly, indirectly, beneficially or of record, in which acquisition, together with stock held by such person or group, represents more than 20% of the total voting power of all outstanding stock of the Company; (ii) any merger or consolidation of the Company which the stockholders of the Company before such merger or consolidation do not, as a result of the merger or consolidation, own at least 50% of the merger or consolidation; or (iii) any nomination and election of 50% or more of all members of the Board of Directors of the Company within a 36-month period whose election is without the recommendation of the Board.  "Change in Control" shall not include acquisition of the Company's stock by any Company employee benefit plans.

d.	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

e.
“Disability” means a Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or can be expected to last for a continuous period of not less than twelve (12) months.

f.
“Fair Market Value” means, as of the date on which such Fair Market Value is to be determined, the closing price of a share of Common Stock as reported in The Wall Street Journal (or a publication or reporting service deemed equivalent to The Wall Street Journal for such purpose by the Board) for the over-the-counter market or any national securities exchange and other securities market which at the time are included in the stock price quotations of such publication.

g.           “SAR Grant” means an award of SARs granted under the Plan.

h.
“Stock Appreciation Right” means a contractual right that allows a Grantee to receive payment for a SAR Grant equal to the value of any appreciation in the value of SMSC Common Stock over the Grant Value, as provided in Section 5(d), on the applicable exercise date.

i.	“Subsidiary” means any entity as defined in Section 424(f) of the Code.

14.
Section 409A.  Section 409A of the Code was enacted as part of the American Jobs Creation Act of 2004 (“AJCA”).  The Final Regulations issued under Section 409A provide that SARs are not treated as a form of nonqualified deferred compensation, as long as the base value for each SAR is not less than the fair market value of a share of stock of service recipient at the time of grant and the right does not include any additional deferral features.  It is intended that the SAR Plan is not subject to the provisions of Section 409A, and the Plan shall be amended, if necessary, to comply with Final Regulations under Section 409A.  Notwithstanding the foregoing or anything herein to the contrary, in no event shall the Corporation be liable for any taxes or penalties owed as a result of the failure of the Plan or any deferral or payment made hereunder to comply with Section 409A.

15.
Notice.  Any notice to the Company required by this Plan shall be in writing addressed to the General Counsel of the Company at its principal office, and shall be deemed delivered only when it is received by the General Counsel.

16.	Expenses. The administrative or other expenses of the Plan shall be paid by the Company.

17.
Severability.  In the event that any one or more provisions of the Plan or any Agreement, or any action taken pursuant to the Plan or such Agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other government, such unenforceability or invalidity shall not affect any other provision of the Plan or of such or any other Agreement, but in such particular jurisdiction and instance the Plan and the affected Agreement shall be construed as if such unenforceable or invalid provision had not been contained therein or as if the action in question had not been taken thereunder.

18.
Gender and Number.  The masculine gender, where appearing herein, shall be deemed to include the feminine gender, and the singular shall be deemed to include the plural, unless the context clearly indicates to the contrary.

19.	Conflict. In the event of a conflict between the terms of this Plan and the terms of any Agreement, the terms of this Plan shall govern.

20.
Governing Law.  This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of New York, without regard to the provisions governing conflict of laws, and construed accordingly.